UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                February 16, 2001


                           THE PLASTIC SURGERY COMPANY
             (Exact name of registrant as specified in its charter)

         Georgia                        001-15431                 58-2317410
(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of incorporation)                                        Identification No.)


       509 E. Montecito Street, 2nd Floor, Santa Barbara, California 93103
               (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (805) 963-0400


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ITEM 9. - REGULATION FD DISCLOSURE

         On February 20, 2001 at 9:30 a.m., one or more officers of Registrant will make a presentation at the Roth Capital Partners Growth Stock Conference. Investor's may access an audio webcast of the presentation by logging on to Rothcp.com or freerealtime.com and following the instructions thereon. The presentation contains, among other things, forward-looking information about Registrant and its business.

         Certain statements in the presentation constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations and are based on currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of The Plastic Surgery Company to differ materially from those expressed or implied by the forward-looking statements, including risks related to: the integration of acquired businesses; compliance with health care and the applicable laws; inability to meet working capital requirements and debit service obligations. These and other factors affecting the company are discussed in more detail in Registrant's reports filed with the Securities and Exchange Commission, including without limitation, Registrant's Registration Statement on Form S-3 dated January 11, 2001, as amended January 24, 2001.

         The Plastic Surgery Company does not have, an expressly disclaims, any obligation to release publicly any updates or changes in The Plastic Surgery Company's expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based.

         The information in this current report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This current report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. The Registration undertakes no duty to update the information in this current report on Form 8-K and warns readers that the information included in this current report on Form 8-K will become stale after February 20, 2001

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE PLASTIC SURGERY COMPANY



February 16, 2001                          /s/ Dennis Condon
                                           ---------------------------------
                                           Dennis Condon
                                           President and Chief Executive Officer